SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2002 (January 31, 2002)

NETCARE HEALTH GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware 0-11228 02-0337028

(State or other jurisdiction of (Commission File Number) (IRS Employer Identification No.)

incorporation or organization)

362 Industrial Park, Unit 6, Middletown, Connecticut 06457

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (800) 281-1231

DIGITAL COMMERCE INTERNATIONAL, INC.

404-815 HORNBY ST, VANCOUVER BRITISH COLUMBIA, CANADA V7C 2Y1

(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Amended and Restated Plan of Reorganization (the "Plan") dated January 31, 2002 by and among Digital Commerce International, Inc. (the "Company"), Digital HealthCare Services, Inc., the Company's wholly-owned subsidiary ("Digital"), NetCare Health Services, Inc. ("NetCare") and RXLTC.com, LLC Digital merged with and into NetCare on January 31, 2002. Pursuant to the Plan, the shares of common stock of NetCare are being converted into 70% of the shares of common stock of the Company on a fully-diluted basis less any shares issuable in connection with the financing of up to $600,000 to NetCare. In the event that the Company consummates an additional equity financing introduced by management of the Company , prior to May 31, 2002, then RXLTC.com, LLC, the prior stockholder of NetCare, shall surrender to the Company for cancellation the number of shares of common stock issuable in connection with such financing until the Company receives financing of up to $2,000,000, but the total amount of dilution to RXLTC shall not be in excess of 19% of the number of shares of common stock outstanding for a total of $2,000,000 financing.

For the terms and conditions of the Plan, reference is made to such agreement attached hereto as Exhibit 10. All statements made herein concerning the foregoing agreement are qualified in their entirety by reference to such Exhibit.

NetCare is a provider of pharmacy services to long-term care institutions such as skilled nursing facilities. NetCare provides distribution of pharmaceuticals, related pharmacy consulting and data management services to long-term care facilities. As a provider of pharmacy services, NetCare purchases, repackages and dispenses pharmaceuticals, both prescription and non-prescription, and provides computerized medical record-keeping and third-party billing for residents in such facilities. NetCare also provides consultant pharmacist services, including evaluating residents' drug therapy, monitoring the control, distribution and administration of drugs within the nursing facility and assisting in compliance with state and federal regulations. In addition, NetCare provides ancillary services, such as infusion therapy, wound therapy, ostomy and urological care.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

9.1 Amended and Restated Plan of Reorganization among Digital Commerce International, Inc., Digital HealthCare Services, Inc., NetCare Health Services, Inc. and RXLTC.com, LLC*

*Previously filed with Form 8-K dated February 15, 2002.

NetCare Health Services, Inc.

Report On Financial Statements

Year Ended December 31, 2001

NetCare Health Services, Inc.

INDEX TO AUDITED FINANCIAL STATEMENTS
Page

Report of Independent Auditors	2

Balance Sheet
As of December 31, 2001	3

Statements of Operations
For the Years Ended December 31, 2001 and 2000	4

Statements of Shareholder's Equity
For the Years Ended December 31, 2001 and 2000	5

Statements of Cash Flows
For the Years Ended December 31, 2001 and 2000	6

Notes to Audited Financial Statements	7-14

REPORT OF INDEPENDENT AUDITORS

To the Shareholder of

NetCare Health Services, Inc.

We have audited the accompanying balance sheet of NetCare Health Services, Inc. as of December 31, 2001 and the related statements of operations and shareholder's equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of NetCare Health Services, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, there are serious difficulties relating to the financial condition of the Company's major customer. These conditions raise substantial doubt about its ability to continue as a going concern. Management plans regarding those matters also are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Also as described in Note 6, the financial statements are affected by an estimate of the collectibility of the accounts receivable from the major customer, the outcome of which could prove to be significantly more favorable or unfavorable than estimated.

Marks Paneth & Shron, LLP

New York, New York

March 27, 2002, except for notes 6, 10 and 13,

as to which the date is April 18, 2002

NetCare Health Services, Inc.
Balance Sheet
December 31, 2001

ASSETS

Cash	$ 199,319
Accounts receivable (net of allowance for doubtful
accounts of $509,704)	1,207,264
Inventory	103,128
Prepaids and other assets	27,458
Deferred tax asset	192,121

Total current assets	1,729,290

Property and equipment (net of accumulated
depreciation of $47,207)	112,316

$ 1,841,606

LIABILITIES AND SHAREHOLDER'S EQUITY

Accounts payable	$ 798,742
Accrued expenses	226,530
Due to affiliates	13,024
Note payable bank	40,000
Loan payable	90,000

Total current liabilities	1,168,296

Loan payable affiliate	437,502
Interest payable affiliate	77,302
Deferred tax liability	10,557

Total liabilities	1,693,658

Capital stock - 1,000 shares authorized,
issued and outstanding, no par value	-
Additional paid in capital	450,556
Retained earnings (deficit)	(302,608)

Total shareholder's equity	147,948

$ 1,841,606

The accompanying notes are an integral part of these financial statements

NetCare Health Services, Inc.
Statements of Operations
For the years ended December 31, 2001 and 2000

	2001	2000

Operating revenues	$ 7,815,828	$ 5,947,498
Other revenues	120,761	105,044

Total revenues	7,936,589	6,052,542

Costs and expenses:

Cost of sales	5,266,960	4,256,907
Operating expenses	1,192,075	1,200,346
General and administrative	912,393	670,357
Legal and professional fees	187,244	79,455
Base rent expense	96,000	96,000
Other occupancy costs	79,268	59,696
Shareholder consulting expense	140,556	-

Earnings (loss) before interest, taxes,
depreciation and amortization	62,093	(310,219)

Depreciation expense	28,743	18,464
Interest expense-affiliate	46,128	31,174
Interest expense	50,573	18,070

Loss before income taxes	(63,351)	(377,927)

Income tax benefit	(23,756)	(141,723)

Net Loss	$ (39,595)	$ (236,204)

The accompanying notes are an integral part of these financial statements

NetCare Health Services Inc.
Statements of Shareholder's Equity
For the years ended December 31, 2001 and 2000

			Retained	Total
	Capital	Paid in	Earnings	Shareholder's
	Stock	Capital	(Deficit)	Equity

Balance January 1, 2000	$ -	$ -	$ (26,809)	$ (26,809)

Capital contribution	-		-	320,000

Net Loss	-	-	(236,204)	(236,204)

Balance December 31, 2000	-			56,987

Capital contribution	-		-	130,556

Net Loss	-	-	(39,595)	(39,595)

Balance December 31, 2001	$ -	$	$	$ 147,948

NetCare Health Services Inc.
Statements of Cash Flows
For the years ended December 31, 2001 and 2000

	2001	2000
Cash flows from operating activities:
Net loss	$ (39,595)	$ (236,204)
Adjustments to reconcile net income (loss) to net
cash provided by/(used in) operating activities:
Depreciation	28,743	18,464
Provision for bad debts	198,560	174,644
Increase in deferred taxes	(23,756)	(141,723)
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(194,536)	(1,385,932)
Decrease/(Increase) in inventory	146,774	(249,902)
(Increase) in prepaids and other assets	(6,914)	(20,543)
Increase in accounts payable	207,247	526,523
(Decrease)/Increase in due to affiliates	(148,781)	221,883
Increase in other liabilities	162,438	64,093
Net cash provided by/(used in) operating activities	330,180	(1,028,697)

Cash flows from investing activities:
Purchase of property and equipment	(1,676)	(86,965)
Net cash used in investing activities	(1,676)	(86,965)

Cash flows from financing activities:

Proceeds from bank note	-	40,000
Proceeds from long term note	-	225,000
Proceeds from capital investment	130,556	320,000
Principal payment on loans	(510,000)	-
Proceeds from loans	300,000	-
Proceeds (Payments) on loan from affiliates	(65,945)	503,448
Net cash (used in)/provided by financing activities	(145,389)	1,088,448

Net increase/(decrease) in cash	183,115	(27,214)
Cash balance - Beginning of period	16,204	43,418
Cash balance - End of period	$ 199,319	$ 16,204

Supplemental Disclosure of Cash Flow Information
Interest paid	$ 23,703	$ 4,122
Income taxes paid	$ -	$ -

The accompanying notes are an integral part of these financial statements

NetCare Health Services Inc.

Notes to Financial Statements

For the Year Ended December 31, 2001

Note 1. Description of Business

NetCare Health Services, Inc. (the "Company") was incorporated in Delaware on November 16, 1999 and incurred start-up related expenses until operations commenced in January 2000. The Company was acquired on April 1, 2000 by RxLTC.com, LLC, a limited liability company organized in Delaware ("RxLTC"). RxLTC is an indirect, wholly-owned subsidiary of Careportal.com, LLC, a limited liability company organized in Delaware ("Careportal").

The Company contracts with independent long-term care facilities principally located in Connecticut to provide pharmaceuticals and nutritional products as prescribed by doctors to patient residents of the facilities. Income is generated on a prescription by patient basis and direct billed to Medicare, Medicaid, health insurance providers and/or to the patient depending on the insurance status of the patient. Revenue is principally derived from Medicare, Medicaid and Insurance billings and is recognized in the period the products are provided. The Company also contracts to provide pharmacy consulting and medical records services to the same facilities on a fixed price per patient bed. Revenue from these services is recognized in the period the services are provided.

Note 2. Summary of Significant Accounting Policies

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The most significant estimate is that of the amount of accounts receivable that is not collectible. Principally because of the complexities of the rules for reimbursement set forth by the various third-party payers, there is a reasonable possibility that recorded estimates of uncollectible amounts will change by a material amount in the near term.

Inventories: Inventories, which consist of pharmaceuticals and nutritional products, are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment: Depreciation is calculated on a straight-line basis over the useful lives of the assets of either five or seven years.

Income taxes: The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Realization of the net deferred tax asset is dependent on generating sufficient taxable income prior to their expiration. Although realization is not assured, the Company believes it is more likely than not that the net deferred tax asset will be realized. The amount of the net deferred tax asset considered

NetCare Health Services Inc.

Notes to Financial Statements

For the Year Ended December 31, 2001

Note 2. Summary of Significant Accounting Policies (continued)

realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced

Note 3. Property and Equipment

At December 31, 2001, Property and Equipment consisted of the following:

Furniture and fixtures	$ 53,372
Equipment	106,151
Total Property and equipment	159,523
Accumulated Depreciation	(47,207)

Net Property and Equipment	$ 112,316

Note 4. Leases

The Company has an operating lease for approximately 9,400 square feet for its pharmacy dispensary, office and warehouse in Middletown, Connecticut. The lease commenced on December 1, 1999 for a period of ten years and requires equal monthly payments of $8,000 over the term of the lease. Base rent expense under this lease amounted to $ 96,000 for the years ended December 31, 2001 and 2000. The lease contains provisions for the pass-through of real estate taxes and common area maintenance charges. These expenses amounted to $17,294 and $15,315, respectively, for the years ended December 31, 2001 and 2000 and are included in other occupancy costs.

The Company leases certain office equipment under an operating lease that commenced January 1, 2000 for a term of three years. This lease requires monthly payments, in arrears, at a rate of $322 per month.

Future minimum annual rental payments under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2001 are as follows:

2002	$ 96,000
2003	96,000
2004	96,000
2005	96,000
2006	96,000
2007 and therafter	280,000

Total minimum lease payments	$ 760,000

NetCare Health Services Inc.

Notes to Financial Statements

For the Year Ended December 31, 2001

Note 5. Income Taxes

At December 31, 2001, the Company has approximately $139,000 in federal and state tax loss carryforwards which will begin to expire in year 2020. At December 31, 2000, these loss carryforwards totaled approximately $256,000.

The components of the Company's deferred tax assets and liabilities as of December 31, 2001 are as follows:

Gross deferred tax assets:
Accounts Recievable allowances	$139,952
Net operating loss carryforwards	52,170
192,121

Gross deferred tax liabilities:
Depreciation and amortization	(10,557)

Net deferred tax asset	$181,564

Note 6. Concentrations

The Company contracts its services individually with each long-term care facility. These facilities vary in size from 75 to 300 patient beds. At December 31, 2001, the Company was servicing 1,618 patient beds, 56% of which were under individual contracts with long-term care facilities operated by Lexington HealthCare Group, Inc. ("Lexington"). At December 31, 2001, receivables totaling $416,494, net of reserves, were outstanding from Lexington and the Company is exposed to loss of revenues in the event that Lexington contracts with a competitor for all of its business or were to cease operations. Lexington has reported substantial losses in its fiscal year ended June 30, 2001 and in the previous two fiscal years. As of June 30, 2001 Lexington also reported a substantial working capital deficiency and an excess of liabilities over assets and that it was not in compliance with certain financial covenants on its line of credit agreement which may be considered an event of default. Lexington has further reported in its June 30, 2001 financial statements that it is unable to satisfy its trade creditors in the ordinary course of business and that these conditions raise serious doubt about Lexington's ability to continue as a going concern. Lexington's management has announced a turnaround plan that includes negotiating settlement plans with trade creditors. Lexington's management hopes to return to profitability by mid 2002.

The estimated loss on the accounts receivable from Lexington that the Company believes is probable is included in the allowance for doubtful accounts. Due to the uncertainties involved in Lexington's ability to pay its obligations, it is at least reasonably possible that the Company's estimate of the outcome will change materially in the next year. The reasonably possible extent of such change would range from a gain of $314,000 to a loss of $250,000.

NetCare Health Services Inc.

Notes to Financial Statements

For the Year Ended December 31, 2001

Note 6. Concentrations (continued)

In March 2002, the Company suspended service to approximately 900 residents in facilities operated by Lexington. The Company believes that the number of residents serviced may be permanently reduced based on current discussions with Lexington. If the number of residents serviced by the Company are decreased and not replaced or if Lexington is unable or unwilling to pay its obligations to the Company, then there would be a material adverse affect on the Company's operations and financial condition and due to the significance of Lexington as a customer, creates the possibility of the Company's discontinuance of operations. The Company intends to acquire additional contracts with other long-term care facilities and, during 2001, has added two additional facilities not affiliated with Lexington, representing approximately 200 patient beds at December 31, 2001. The Company believes, furthermore, that if Lexington were to cease to be a customer, expenses could be immediately reduced to a level sufficient to remain in operation. The Company also intends to vigorously pursue equity and long-term debt financing using its new public company parent as a vehicle.

The Company purchases a substantial amount of its pharmaceuticals from a single supplier. Such purchases represented approximately 99% of its total pharmaceutical purchases during 2001 and 85% in 2000; amounts outstanding in accounts payables totaled $436,471 to this unaffiliated vendor at December 31, 2001. The Company is seeking to negotiate purchase contracts with other suppliers on terms at least as favorable as its current contract.

The Company maintains cash deposits with major banks which from time to time may exceed federally insured limits. Substantially all of the cash included in the December 31, 2001 balance sheet was on deposit with one bank. The Company periodically assesses the financial condition of the institutions and believes that the risk of any loss is minimal.

Note 7. Note Payable

On February 28, 2000 the Company established a Line of Credit with Sovereign Bank (formerly BankBoston) in the amount of $40,000. This Line of Credit is due on demand, interest is payable monthly at 2% over the lender's Base Rate, and is secured by all the assets of the Company.

The balance outstanding under this Line of Credit at December 31, 2001 was $ 40,000 and interest expense totaled $3,544 and $3,708 during 2001 and 2000, respectively; $231 of which was unpaid and accrued at December 31, 2001. The interest rate at December 31, 2001 was 6.75% and the average interest rate during 2001 and 2000 was 8.88% and 11.4%, respectively.

NetCare Health Services Inc.

Notes to Financial Statements

For the Year Ended December 31, 2001

Note 8. Loan Payable

The Company has entered into a Revolving Promissory Note with CarePortal on April 1, 2000 that permits the Company to borrow up to $750,000 with interest at a rate of 10% per annum on principal only. The note is due and payable as to interest and principal on January 31, 2003. At December 31, 2001, $437,502 of borrowings are outstanding under this Revolving Promissory Note and $77,302 of interest is accrued and unpaid.

The Company incurred $46,128 and $31,174 of interest expense under this Note during 2001 and 2000, respectively.

Commencing in 1999, the then current officer and sole shareholder ("former shareholder") of the Company loaned funds to the Company for capital purchases and working capital. The total amount due the former shareholder was $300,000 at December 31, 2000 and $75,000 at December 31, 1999. These funds were advanced without any formal arrangement; the last advance to the Company was made during March, 2000. On May 17, 2001, these loans totaling $300,000 were paid in full plus $20,000 representing interest for the period the funds were advanced. This former shareholder remains an officer of the Company.

On May 4, 2001, the Company entered into a promissory note with a private lender to obtain a $300,000 loan, without interest, to repay the loan to the Company's former shareholder. The terms of the note require equal monthly payments of $30,000 commencing June 1, 2001. Although the promissory note bears no interest, it requires that Careportal's majority owner issue 25,000 membership units in Careportal representing 0.2276% of the equity in Careportal to the lender. This promissory note is guaranteed by Careportal, and personally by a director and officer of the Company and also by an officer and director of Careportal. The issuance of membership units has been treated as prepaid interest totaling $13,504 to be amortized over the term of the note. Only the final principal payment due March 1, 2002 remains unpaid.

Note 9. Related Party Transactions

Commencing in 2000, the Company contracted for delivery services with a corporation owned and controlled by three employees of the Company. During 2001, the Company incurred expenses of $365,718 and, at December 31, 2001, $28,036 of such invoices are unpaid and accrued. During 2000, the Company incurred expenses of $192,489. The Company continued to contract for delivery services from this corporation until March 2002.

The Company had purchased certain supplies from MedixDirect.com, LLC ("Medix") totaling $134,855 and $372,100 during 2001 and 2000, respectively. Medix is a whollyowned subsidiary of the majority shareholder of Careportal. Medix provided medical supplies until the end of March 2001 when the Company switched to a third party distributor for its purchases.

NetCare Health Services Inc.

Notes to Financial Statements

For the Year Ended December 31, 2001

Note 9. Related Party Transactions (continued)

Medix had purchased certain assets and liabilities of Balz Medical Services, Inc. ("Balz") on June 1, 2000. Balz, a wholly-owned subsidiary of a significant customer of the Company, sold medical supplies to the Company until its acquisition by Medix. In August 2001 the Company offset $72,701 in outstanding receivables from this significant customer with payables owed to Balz by the Company. As a result, the Company has no remaining obligation to Balz.

During 2000, the Company purchased $33,702 of medical supplies and $30,674 of certain management services from Balz.

During 2001, the Company paid $6,000 in insurance expenses to the indirect parent of Careportal for its pro rata share of coverages under certain policies. No expense was incurred during 2000.

In the ordinary course of business, various customers and suppliers of the Company are also customers and suppliers of other companies owned by Careportal.

Note 10. Contingencies and Legal

In February 2001, the Company had received notification from legal counsel representing a former delivery service, Medical Logistics, Inc ("MLI") that it is in breach of its contract and owes MLI $77,133 for services provided to the Company. The Company has contested these charges as excessive, but nevertheless has recorded this amount in its accounts payable as invoiced by MLI. Discovery requests have not been responded to by MLI and it is the intent of the Company to institute a motion to compel the responses.

A former pharmaceutical supplier to the Company, Neuman Distributors, Inc. ("Neuman") is owed $34,233 for unpaid invoices. The Company has recorded this full amount in its accounts payable at December 31, 2001. In November 2001, a settlement was reached with Neuman in the amount of $25,000 with payment in nine equal installments commencing on December 1, 2001. The realization of the reduction of the liability is contingent upon the Company's meeting the payments on a timely basis.

Note 11. Digital Commerce International, Inc. Merger

In May 2001, the Company entered into a letter of intent to merge with Digital Commerce International, Inc., a Delaware corporation ("DCI"). DCI changed its name to NetCare Health Group Inc and its trading symbol on the OTC to NCGH effective April 5, 2002. DCI was formerly traded on the OTC under the symbol THBK. Pursuant to this letter of intent, the Company has been funded $250,000 in non-refundable advances by DCI for expenses incurred by RxLTC to complete the reorganization and merger and to provide

NetCare Health Services Inc.

Notes to Financial Statements

For the Year Ended December 31, 2001

Note 11. Digital Commerce International, Inc. Merger (continued)

for interim working capital and restructuring and reorganization costs. Approximately $267,000 has been advanced through December 31, 2001. Of this amount, $130,556 has been recorded as capital contributions to pay for shareholder consulting expenses. Of the remainder, most of the funds have been repaid through the payment, by the Company, of RxLTC expenses. Approximately $13,000 has not been spent and remains outstanding at December 31, 2001 and is recorded as a payable to RxLTC.

In December 2001, the Company's shareholder entered into an agreement with DCI to sell all of its shares to DCI in exchange for a minimum of 70% and a maximum of 75% of the number of shares of common stock of DCI outstanding on a fully diluted basis, should all conditions of this agreement be met.

Note 12. Shareholder Consulting Expense and Restatement of Interim Financial

Statements

During 2001, Careportal installed a chief operating officer ("COO") and chief financial officer at the Company on a temporary basis. In addition, Careportal arranged for the Company to engage various consultants to review the operation. Careportal's intention was to obtain a greater understanding of the Company's suitability as both an indirect subsidiary of Careportal and as a public company as well as to ensure that actual control was maintained by Careportal to advance its own interests. Management's intention was not to incur these costs for the benefit of the Company. Careportal made capital contributions to fund these costs. The costs amounted to $140,556 and, included in these costs, was $72,212 for the temporary COO in excess of the compensation received by his predecessor. The amount of the COO's compensation that is equal to the amount of the compensation received by his predecessor is included in general and administrative expense. The financial statements do not include $36,720 paid to the temporary COO by the Company that was reimbursed by RxLTC, as that portion of the total compensation was estimated to be allocable to the time spent on Careportal matters unrelated to Company.

Generally accepted accounting principles as interpreted by the Securities and Exchange Commission ("SEC") require that expenses incurred by a principal shareholder on behalf of the Company, or in the shareholder's capacity as a shareholder, be reported as expenses of the Company unless there is clearly no benefit to the Company. Management believes that there was no benefit to the Company for these expenses, nonetheless it is possible that there were indeed some benefits, hence these expenses do not meet the strict standard laid down by the SEC for exclusion from the income statement. Management believes that these costs are nonrecurring except that some such expenses will be incurred into the first half of 2002, of which management also expects that approximately $150,000 will be funded by RxLTC as capital contributions.

NetCare Health Services Inc.

Notes to Financial Statements

For the Year Ended December 31, 2001

Note 12. Shareholder Consulting Expense and Restatement of Interim Financial

Statements (continued)

As a result, the Company is hereby restating its previously issued unaudited financial statements for the ten months ended October 31, 2001 and the seven months ended July 31, 2001. The effects on income before income taxes, net income, net current assets and shareholder's equity are as follows:

                                                                                                                                        As Originally                     As

                                                                                                                                        Reported                     Restated

                                                                                                                                       (unaudited)                 (unaudited)

Ten months ended October 31, 2001:

Income before income taxes                                                                                             $   344,579                  $    235,017

Net income                                                                                                            $   214,534                  $    146,886

Net current assets                                                                                                            $ 1,663,601                 $ 1,704,686

Shareholder's Equity                                                                                                        $    271,521                 $    312,606

Seven months ended July 31, 2001:

Income before income taxes	$ 93,132	$ 37,599
Net income	$ 58,208	$ 23,499
Net current assets	$ 1,798,763	$ 1,819,587
Shareholder's Equity	$ 115,195	$ 136,019

Note 13. Subsequent Events

During the first quarter of 2002, the Company borrowed $585,000 from four investors resulting in net proceeds of $482,500. Approximately $250,000 of these proceeds were used for advances to various affiliates of RxLTC. The loan bears interest at a rate of 11% per annum and, commencing March 2002, is payable at the option of the holder in monthly installments of interest only and in full in February 2005 or in 12 equal monthly installments of principal plus interest. The loan is secured by all of the assets of the Company. The loan is convertible into shares of common stock of DCI at a conversion prices equal to 100% of the average closing bid price of the common stock of DCI for the five trading days immediately preceding the end of the prior calendar quarter. In April 2002, $415,000 of this loan was converted into shares of common stock of DCI pursuant to this option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2002

NETCARE HEALTH GROUP, INC.

(Registrant)

By:/s/ Edward Foster

Name: Edward Foster

Title: Chief Executive Officer, and President